EXHIBIT 10.25B

[*] indicates that a confidential portion of the text of this agreement has been omitted.

AMENDMENT NO. 1 TO AMENDED AND RESTATED
RESEARCH, DEVELOPMENT AND COMMERCIALIZATION AGREEMENT

This Amendment No. 1 to Amended and Restated Research, Development and Commercialization Agreement (this “Amendment”) is effective as of April 30, 2010 (the “Amendment Effective Date”) by and between Novartis Vaccines and Diagnostics, Inc. (f/k/a Chiron Corporation), a Delaware corporation with offices at 4650 Horton Street, Emeryville, California 94608 (together with its Affiliates, “NVDI”), and XOMA (US) LLC, a Delaware limited liability company with offices at 2910 Seventh Street, Berkeley, California 94710 (together with its Affiliates, “XOMA”).  NVDI and XOMA are sometimes referred to herein individually as a “Party” and collectively as the “Parties.”  When used in this Amendment, capitalized terms shall have the meanings set forth in Article 1 of the Amended and Restated Agreement (as defined below).

RECITALS

 1.           The Parties entered into that certain Amended and Restated Research, Development and Commercialization Agreement effective as of July 1, 2008 (the “Amended and Restated Agreement”).

 2.           The Parties now wish to amend the Amended and Restated Agreement on the terms set forth below.

 FOR GOOD AND VALUABLE CONSIDERATION, the receipt and sufficiency of which are hereby acknowledged, the Parties hereby agree as follows:

 Section 1.               Amendment.  Section 2.1(c)(i)(B) of the Amended and Restated Agreement is hereby amended and restated to read in its entirety as follows:

[*]

 Section 3.6(c) of the Amended and Restated Agreement is hereby amended and restated to read in its entirety as follows:

“(c)           With respect to each Reactivated Product, subject to the adjustment provisions of Section 3.6(g), the Party commercializing such Reactivated Product shall pay to the other Party a royalty-style payment on Net Sales of such Reactivated Product at the following rates during the applicable Royalty-Style Payment Period:

  (i)           [*] of the portion of the aggregate Net Sales for such Reactivated Product in each calendar year that is equal to or less than [*];

  (ii)          [*] of the portion of the aggregate Net Sales for such Reactivated Product in each calendar year that is greater than [*]; and

  (iii)         [*] of the portion of the aggregate Net Sales for such Reactivated Product in each calendar year that is greater than [*].”

Section 2.                Effect of Amendment.  Except as expressly stated herein, the Amended and Restated Agreement shall remain in full force and effect.

Section 3.                Counterparts.  This Amendment may be executed in two (2) or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

IN WITNESS WHEREOF, the Parties have executed this Amendment No. 1 to Amended and Restated Research, Development and Commercialization Agreement in duplicate originals by their proper officers as of the Amendment Effective Date.

XOMA (US) LLC			NOVARTIS VACCINES AND DIAGNOSTICS, INC.

By:			By:
	Name:	Christopher J. Margolin		Name :
	Title:	Vice President, General Counsel and Secretary		Title